CUSIP NO. 785135104	Schedule 13D

EXHIBIT 17
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the stock of S&W Seed Company, and that this Joint Filing Agreement may be included as an exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date set forth below.
Dated:   June 24, 2022

MFP Partners, L.P.,
by its General Partner,
MFP Investors LLC

By:	/s/ Timothy E. Ladin
Name:	Timothy E. Ladin
Title:	General Counsel, Vice President

MFP Investors LLC

By:	/s/ Timothy E. Ladin
Name:	Timothy E. Ladin
Title:	General Counsel, Vice President

Jennifer Cook Price
/s/ Jennifer Cook Price
Name:	Jennifer Cook Price